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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
Linn Energy, LLC:

We consent to the use of our report dated September 12, 2005, with respect to the statements of operations and cash flows for the year ended December 31, 2002 and for the period from January 1, 2003 through October 31, 2003 (acquisition date) of Waco Properties included herein and to the reference to our firm under the heading "Experts" in Amendment No. 5 to Form S-1 of Linn Energy, LLC.

/s/ KPMG, LLP

Pittsburgh, Pennsylvania
December 28, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM